0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 ELBIT SYSTEMS LTD. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 29, 2025 KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned shareholder(s) hereby appoint(s) ADI PINCHAS CONFINO as the true and lawful proxy of the undersigned, with full power of substitution, to vote with respect to all of the ordinary shares of ELBIT SYSTEMS LTD. (the “Company”), held in the name of the undersigned at the close of business on Thursday, September 25, 2025, at the Company’s Annual General Meeting of Shareholders to be held at the Company’s offices at the Advanced Technology Center, Haifa, Israel on Wednesday, October 29, 2025, at 2:00 p.m. Israel time (the “Meeting”), and at any adjournments and postponements, with all power that the undersigned would have if personally present and especially (but without limitation) to vote as follows: The shares represented by this Proxy will be voted in the manner instructed. To the extent permitted by law and applicable stock exchange requirements, if no instructions to the contrary are indicated, the shares will be voted “FOR” all proposals listed on the reverse side and on such other matters as may properly come before the Meeting. A shareholder’s proxy card must be received by the Company no later than twenty-four (24) hours before the time fixed for the Meeting, i.e., by Tuesday, October 28, 2025 at 2:00 p.m. Israel time. (Continued and to be signed on the reverse side) 1.1

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ELBIT SYSTEMS LTD.

October 29, 2025

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card are available at www.elbitsystems.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

091924

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. RE-ELECTION OF MR. D. FEDERMANN, MR. ADAM, MRS. BAUM, MR. M. FEDERMANN, MRS. LIVNI, MR. NINVEH AND PROF. NISAN AS DIRECTORS OF THE COMPANY UNTIL THE CLOSE OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS.

	FOR	AGAINST	ABSTAIN
David Federmann	☐	☐	☐
Ehud (Udi) Adam	☐	☐	☐
Rina Baum	☐	☐	☐
Michael Federmann	☐	☐	☐
Tzipi Livni	☐	☐	☐
Dov Ninveh	☐	☐	☐
Ehood (Udi) Nisan	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. RE-ELECTION OF MRS. BILHA (BILLY) SHAPIRA TO AN ADDITIONAL THREE-YEAR TERM AS AN EXTERNAL DIRECTOR OF THE COMPANY.	☐	☐	☐
3. RE-APPOINTMENT OF KOST, FORER, GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025 AND UNTIL THE CLOSE OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS.	☐	☐	☐

PLEASE NOTE that by signing and submitting this proxy card, you declare that you have no Personal Interest in Proposal 2 at this Annual General Meeting of Shareholders, except for a Personal Interest of which you have notified the Company about in writing, as required under the Israeli Companies Law, 5759-1999. For further information, please see the accompanying proxy statement. Proxies previously given are hereby revoked.

The above-signed hereby acknowledge(s) receipt of the Notice of the Company's Annual General Meeting of Shareholders and the accompanying Proxy Statement.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.